UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2005

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On November 8, 2005, Myriad Genetics, Inc. (“Myriad”) issued a press release announcing that the underwriters have exercised in full their over-allotment option to purchase 1,050,000 additional shares of common stock at a public offering price of $18.50 per share. The closing of the purchase of the over-allotment shares will take place simultaneously with the closing of the initial sale of 7,000,000 shares on November 9, 2005, for a total of 8,050,000 shares of common stock sold in the offering by Myriad, resulting in gross proceeds, before commissions and expenses, of approximately $148.9 million. JPMorgan Securities Inc. is acting as the sole book-running manager in this offering and Bear, Stearns & Co. Inc. and UBS Securities LLC are acting as co-lead managers. Piper Jaffray & Co., First Albany Capital Inc. and JMP Securities LLC are acting as co-managers. The information contained in the press release dated November 8, 2005 is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 99.1 hereto.

ITEM 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press Release, dated November 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date:  November 8, 2005

By:  /s/    Peter D. Meldrum

       Peter D. Meldrum

       President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 8, 2005